UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): January 30, 2007
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Winstead
Press Release

Item 8.01. Other Events
     On January 30, 2007, Repros Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Corp., Punk, Ziegel & Company and ThinkEquity Partners LLC (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 2,610,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company has granted to the Underwriters an option to purchase up to an additional 390,000 shares of Common Stock solely for the purpose of covering over-allotments, if any. The per share price to the public is $13.75, and the Underwriters have agreed to purchase the Shares from the Company at a price of $12.8563 per share. The Offering was made pursuant to the Registration Statement on Form S-3 (File No. 333-137109) filed on September 5, 2006 with the Securities and Exchange Commission and the related prospectus supplement dated January 31, 2007 (the “Prospectus Supplement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     The Company’s press release, dated January 31, 2007, announcing the pricing of the Offering, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     c. Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated January 30, 2007

5.1	Opinion of Winstead

99.1	Press Release dated January 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007.	Repros Therapeutics Inc.
	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated January 30, 2007

5.1	Opinion of Winstead

99.1	Press Release dated January 31, 2007